Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement on Form S-8 pertaining to the Equifax Director and Executive Stock Deferral Plan (File No. 333-110411),

2.Registration Statement on Form S-8 pertaining to the Equifax Inc. Director Deferred Compensation Plan (File No. 333-140360),

3.Registration Statement on Form S-8 pertaining to the Equifax Inc. 2008 Omnibus Incentive Plan (File No. 333-152617),
4.Registration Statement on Form S-8 pertaining to the amended and restated Equifax Inc. 2008 Omnibus Incentive Plan equity securities (File No. 333-190190),

5.Registration Statement on Form S-8 pertaining to the Equifax Inc. 2020 Employee Stock Purchase Plan (File No. 333-240049),
6.Registration Statement on Form S-8 pertaining to the registration of deferred compensation obligations associated with the Equifax 2005 Executive Deferred Compensation Plan (File No. 333-249919),
7.Registration Statement on Form S-8 pertaining to the registration of deferred compensation obligations associated with the Equifax Inc. Employee Deferred Compensation Plan (File No. 333-261345),

8.Registration Statement on Form S-3ASR pertaining to the shelf registration of Equifax Inc. debt and equity securities (File No. 333-266290),

9.Registration Statement on Form S-4 pertaining to the registration of Brazilian Depositary Receipts representing shares of Equifax Inc. common stock (File No. 333-270309), and

10.Registration Statement on Form S-8 pertaining to the Equifax Inc. 2023 Omnibus Incentive Plan (File No. 333-273419);

of our reports dated February 19, 2026, with respect to the consolidated financial statements and schedule of Equifax Inc. and the effectiveness of internal control over financial reporting of Equifax Inc. included in this Annual Report (Form 10-K) of Equifax Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 19, 2026
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